Consent of Independent Auditors



We consent to the use of our report dated January 28, 2002 with respect to the consolidated financial statements of IDS Life Insurance Company and to the incorporation by reference of our report dated January 18, 2002 with respect to the financial statements of IDS Life Variable Annuity Fund A, included in Post-Effective Amendment No. 67 to the Registration Statement (Form N-1, No. 2-29081) and related Prospectus for the registration of IDS Life Variable Annuity Fund A interests to be offered by IDS Life Insurance Company.




/s/ Ernst & Young LLP
    Minneapolis, Minnesota
    April 29, 2002